Exhibit 23.2

CONSENT OF INDEPE NDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lakeland Industries, Inc. 2009 Incentive Plan of our reports (a) dated April 7, 2011, with respect to the consolidated financial statements of Lakeland Industries, Inc., with respect to the financial statement schedules of Lakeland Industries, Inc., included in its Annual Report (Form 10-K) for the year ended January 31, 2011, filed with the Securities and Exchange Commission.

/s/ Warren, Averett, Kimbrough & Marino, LLC
Birmingham, AL
September 8, 2011